EXHIBIT 99.1
Sunair Services Corporation Completes $15.0 Million Private Placement
Monday January 30, 12:51 pm ET
FORT LAUDERDALE, Fla., Jan. 30 /PRNewswire-FirstCall/ — Sunair Services Corporation (Amex: SNR — News) announced today that it has completed its previously announced private placement by raising a total of $15.0 million in gross proceeds ($13.8 million in net proceeds). At the final closing held on January 27, 2006, the Company issued 857,143 shares of common stock at a price of $5.25 per share and warrants to purchase 300,001 shares of common stock for gross proceeds to the Company of $4.5 million.
As previously announced, approximately two million shares of common stock and warrants to purchase 700,000 shares were issued in an initial closing that occurred on December 16, 2005 for gross proceeds to the Company of $10.5 million.
The net proceeds from the private placement will be used to fund acquisitions, retire debt, and for general purposes.
The securities offered and sold by the Company in the private placement will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock and shares underlying the warrants issued in the private placement.
This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such state.
About Sunair Services Corporation
Sunair Services Corporation (“Sunair”) is a Florida corporation organized in 1956. Sunair changed its corporate name from Sunair Electronics, Inc. to Sunair Services Corporation in November 2005. Sunair operates through three business segments: Lawn and Pest Control Services; High Frequency Radio and Telephone Communications. The Lawn and Pest Control Services segment provides lawn care and pest control services to both residential and commercial customers. The High Frequency Radio segment designs, manufactures and sells high frequency single sideband communications equipment and develops software and performs the design, integration testing and documentation of Communications, Command, Control, Computers, Intelligence, Surveillance and Reconnaissance, or C4ISR, systems utilized for long range voice and data communications in fixed station, mobile and marine for military and governmental applications. The Telephone Communications segment installs and maintains telephony and fixed wireless systems.
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the benefits of the financing and the Company’s acquisition strategy. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in the Company’s filings with the SEC. Copies of the Company’s SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
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Source: Sunair Services Corporation